Exhibit 32
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 2, 2026	/s/ DOMINIC E. DRAGISICH
Dominic E. Dragisich
Chief Executive Officer

November 2, 2026	/s/ SCOTT E. OAKSMITH
Scott E. Oaksmith
Chief Financial Officer